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                    LEGG MASON, INC.
               111 South Calvert Street
              Baltimore, Maryland  21202





                              July 24, 1996



Board of Directors
Legg Mason, Inc.
111 South Calvert Street
Baltimore, Maryland 21202

          Re:  Legg Mason, Inc. 1996 Equity Incentive
               Plan Registration Statement on Form S-8

Gentlemen:

          This opinion is being furnished in connection with the registration of 3,000,000 shares (the "Shares") of common stock, par value $.10 per share, of Legg Mason, Inc. (the "Company") with the Securities and Exchange Commission on Form S-8.

          Please be advised that I have examined the corporate records of the Company (including the Articles of Incorporation, as amended, Bylaws, as amended, and minutes) and such other documents as I considered necessary to give the opinion set forth below. In connection with my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to the original document of all documents submitted to me as copies.

          Based upon and subject to the foregoing, it is my opinion that the Shares issuable as contemplated by the Registration Statement or otherwise covered by the Registration Statement will, upon issuance of such Shares by the Company in accordance with the terms of the Legg Mason, Inc. 1996 Equity Incentive Plan, as such Plan is incorporated by reference in the Registration Statement, constitute legally issued, fully paid and non-assessable shares of the Company.







                                        Exhibits 5 and 23(b)




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July 24, 1996
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          I hereby consent to the filing of this opinion as an
exhibit to the Registration Statement and to the use of my name therein and in the Prospectus. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

                              Very truly yours,


                              /s/ Theodore S. Kaplan
                              Theodore S. Kaplan
                              General Counsel